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Filed with the Securities and Exchange Commission on July 21, 2004

                                                                                                                                Registration No. 333-73660

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

AMENDMENT NO. 5 TO
FORM SB-2 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

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HOSP-ITALIA INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	7011	04-355-6519

State or other	Primary Standard	IRS Employer Identification
jurisdiction of	Industrial Classification	Number (“EIN”)
Incorporation	(“SIC Number”)

99 Derby Street
Suite 200
Hingham, MA  02043
(781) 834-0622
(781) 834-0623 Fax
(Name, address and telephone number of principal executive offices and place of business)

Frank G. Wright
99 Derby Street
Suite 200
Hingham, MA  02043
(781) 834-0622
(Address and telephone number of agent for service)

Copies to:
Charles B. Jarrett, Jr.,  Esquire
Griffith, McCague & Wallace, P.C.
The Gulf Tower, 38th Floor
707 Grant Street
Pittsburgh, PA  15219
(412) 803-3690
(412) 803-3678 Fax

Approximate date of distribution to the public:  As soon as practicable after the effective date of this Registration Statement.

                If this form is filed to register additional securities for an offering  pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. ☐

                If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. ☐

                If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock $0.001 par value	2,483,728(2)	$0.00	$0.00	$65.82 (4)*
Warrants to Purchase Additional Shares	2,483,728(3)	$0.00	$0.00	$0.00
Common Stock Underlying Warrants	2,483,728(3)	$2.00(5)	$4,967,456(5)	$1,242.00 (5)*

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(1)	Securities being distributed are Common Stock, Warrants and Common Stock underlying Warrants

(2)	Shares of Common Stock of the Registrant being distributed to shareholders of Innovation International, Inc.

(3)	Warrants to purchase an additional 2,483,728 shares of Common Stock at $2.00 per share, payable upon exercise.

(4)	Based upon the book value of Registrant’s shares of Common Stock solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended.

(5)	Based upon the exercise price of the Warrants of $2.00 per share

*Previously paid

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file an amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

 PROSPECTUS
HOSP-ITALIA INDUSTRIES, INC.

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2,483,728 Shares of Common Stock
2,483,728 Common Stock Purchase Warrants
2,483,728 Shares of Common Stock Underlying Warrants

                Hosp-Italia Industries, Inc., a Nevada corporation (the “Company”) proposes to distribute 2,483,728 shares of its Common Stock (the “shares”) and Common Stock Purchase Warrants (“warrants”) to purchase an additional 2,483,728 shares of common stock to the shareholders of Innovation International, Inc. (“Distributees”). Distributees will not be required to pay for the shares or warrants, which will be distributed without charge on a pro rata basis to the number of shares of Innovation International, Inc. owned by each Distributee. Distribution will be made by directors and officers on behlaf of the Company, and there will be no brokers, dealers or underwriters involved in the distribution.The distribution will be made as provided in an agreement among the Company, Innovation International, Hospitalia, S.R.L., a company organized under the laws of Italy and Andrea Cesaretti, the owner of the majority of the shares and representative of the holders of the balance of Hospitalia, S.R.L. shares. See “Plan of Distribution” on page 6 of this prospectus. There is no present market for the shares. Each warrant will permit the holder to purchase one (1) share of common stock at a price of $2.00 per share. The warrants will be immediately exercisable upon issue, will expire on June 30, 2008 and may be redeemed by the Company at any time after June 30, 2005 for $0.25 per warrant. The Company is registering on a Form SB-2 filed with the Securities and Exchange Commission the 2,483,728 shares of common stock to be distributed, the warrants and the 2,483,728 additional shares to be issued on exercise of the warrants. The shares and warrants are not being issued as units and may be traded separately. Distribution will be made directly by the Company through its officers and directors.

                The Company’s address is 99 Derby Street, Hingham, Massachusetts  02043, and its telephone number is (781) 834-0622.

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                THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                YOU SHOULD KNOW THERE IS SUBSTANTIAL RISK ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN. CAREFULLY CONSIDER “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

The date of this Prospectus is _____________, 2004

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus. All descriptions and other matters relating to shares are as of the date of this prospectus unless otherwise specified. You should carefully consider the information set forth under "Risk Factors" beginning on page 2 of this prospectus.

Hosp-Italia Industries, Inc.

(the "Company")

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The Company was incorporated under the laws of the State of Nevada on September 5, 2000. The principal and only activity of the company to date has been to develop a business of franchising hotels in Italy through a wholly-owned subsidiary, Days Master Italia S.p.A., an Italian company ("Days Master"). Days Master is the holder of the exclusive right to operate inns and hotels in Italy under the Days Inn® trademarks pursuant to a license agreement with Cendant Global Services, B.V. ("Cendant"), owner of the trademarks. Days Master is currently franchising hotels pursuant to the license agreement. The Company has guaranteed Days Master's performance of all its obligations under the license agreement pursuant to a Guaranty and Assumption Agreement with Cendant. A copy of that Agreement has been filed with the SEC. See "Where You Can Find More Information" on page 23.  As of the date hereof, the former owners of Days Master and Hospitalia S.R.L. own all the currently issued and outstanding shares of the Company (22,353,548 shares of common stock). See "Description of Business" on page 14.

The Company intends to distribute 2,483,728 shares of common stock, par value $0.001, ("shares") and common stock purchase warrants ("warrants") to purchase an additional 2,483,728 shares of common stock at no charge or expense to shareholders of Innovation International, Inc. ("Distributees") No other persons are being offered shares or warrants. After the distribution, there will be 24,837,276 shares of common stock outstanding, 22,353,548 or 90% of which will be owned by the present owners and 10% by the Distributees of the shares and warrants covered by this prospectus. While the Company intends to apply to have its common stock quoted on the OTC Bulletin Board, there is no guarantee that it will be granted or that the stock will ever be listed on any exchange. See "Market for Common Equity and Related Shareholders Matters" on page 21.
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The Company will receive no funds from the Distributees. All expenses, such as legal and accounting fees and expenses of mailing, will be paid by the Company from other funds available to it. Such funds have been and will continue to be provided by the investors who are present shareholders of the Company. The Company has incurred expenses of $53,932.82 for accounting and legal fees, printing and a registration fee in connection with this distribution. Additional expenses estimated to amount to $10,000.00 are expected to be incurred.

1

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     The Company will distribute the shares and warrants directly to the Distributees on a pro rata basis to the shares of Innovation International each owns as of the date of this prospectus (one share of Company stock for each 31.81 shares of Innovation International). There are no underwriters or broker-dealers involved, and no fees or commissions will be paid to any person. Distributees will not have to surrender or otherwise change any of their Innovation International shares.

The Summary Financial Information below has been taken from audited financial statements as of April 30, 2003 and unaudited financial statements as of March 31, 2004 appearing elsewhere in this prospectus.
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		April 30, 2003	March 31, 2004

•	Current Assets	$76,371	$49,701
•	Noncurrent Assets	$927,142	$954,509
•	Current Liabilities	$602,187	$757,351
•	Gross Revenues	$10,395	$82,603
•	Gross Profits	$10,395	$82,603
•	Net Profit (Loss)
	from Operations	$(487,218)	$(1,341,447)
•	Net Loss	$(485,206)	$(1,362,175)

RISK FACTORS

Distributees should carefully consider the risks described below and all other information contained in this prospectus before accepting the shares and warrants. The Company is recently formed, incorporated in the State of Nevada on September 5, 2000, with limited activity and losses that may continue for the foreseeable future.

  PROFITABILITY

  Lack of profitability could cause loss of share value.

The Company has not achieved profitability and expects to continue to incur net losses for the foreseeable future. The Company expects to incur significant operating expenses and, as a result, will need to generate significant revenues to achieve profitability, which may not occur. Even if the Company does achieve profitability, it may be unable to sustain or increase profitability on a quarterly or annual basis in the future. If it is unable to achieve profitability, the shares may become worthless.

  CONTROL

  Company is and will continue to be controlled by a small number of shareholders.

The Company relies on Andrea Cesaretti ("Cesaretti"), who, together with his sister, owns 40.26% of the stock, for decisions and who will retain substantial control over the business after this distribution and may make decisions that are not in the best interest of all shareholders. Upon completion of this distribution, the present shareholders will, in the aggregate, beneficially own 90% of the outstanding shares of the common stock. As a result, they will have the ability to control substantially all the matters submitted to shareholders for approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of the assets. They will also have the ability to delay, defer or prevent a change in control, impede a merger, consolidation, takeover or other business combination involving the Company or discourage a potential acquirer from making a tender offer. This in turn could cause the value of the stock to decline materially.

  NEED FOR ADDITIONAL FINANCING

  Without raising additional capital, the Company will be unable to continue operations.

The Company may have to raise additional capital which may not be available or may be too costly. Capital requirements are and probably will continue to be more than operating income for the foreseeable future. The Company does not have sufficient cash to sustain operating losses indefinitely. Its potential profitability depends on the ability to generate and sustain substantially higher revenues while maintaining reasonable expense levels. The Company cannot assure the Distributees that it will be able to operate to cover expenses. If the Company does not achieve profitability, it will need to raise additional capital to finance operations through debt or equity offerings. The Company cannot assure Distributees that additional financing will be available to it, or, if available, that it will be on terms acceptable or favorable to it. If the Company needs to and cannot raise additional funds, further development of its business may be delayed; and it may not be able to execute the business plan, all of which could have a material adverse effect on operations. If this happens, the value of the stock will decline and may become worthless.

  COMPETITION

  The Company is a start-up operation, faced with severe competition from already established entities engaged in the same line of business.

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     There are over 30,000 establishments (hotels and inns) in Italy, which is the second country per number of establishments after the United States. Approximately 50% of these establishments belong in the budget and economy categories (one or two stars) and approximately 40% are in the mid-market bracket (three or four stars). Chains are only approximately 1% (300 units) of the establishments and 5% (48,000) of the number of rooms (approximately 1,000,000). The Company will have to offer prices and services competitive with existing operations by other chains and independents who may be better financed and established. The Company intends to franchise at the First Class and Mid-Market levels (3-4 stars). See "Plan of Operations" on Page 8.
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  LIMITED MARKET FOR SHARES; VOLATILITY OF PRICES

  Failure to establish a market for its shares could adversely affect the value of the shares.

     There is no present trading market for the common stock. While the Company intends to apply to have the stock quoted on the Over The Counter Bulletin Board ("OTCBB"), the Company cannot guarantee if or when such quotation will become effective or the effect on the price of the stock. There can be no assurances that an active trading market will be developed or, if developed, sustained. If no market develops, Distributees may be unable to sell their shares. There may be significant volatility in the market for the stock as is typical for new public companies.

  LIMITED OPERATING HISTORY

  No historical basis for success of operations.

     The Company is essentially a new venture, and there can be no assurance that it will be successful. Limited operating history prohibits an effective evaluation of potential success. Viability and continued operations are dependant upon future profitability, ability to generate cash flows and other business opportunities. The likelihood of success must be considered in light of the problems, expenses and delays frequently encountered in connection with the development of a new business and the competitive environment in which Days Master will operate. As a result, the Company's financial objectives must be considered highly speculative. If not reached, the Company will have to cease operations.

  DAYS INN LICENSE AGREEMENT

  Inability to fulfill the Company's obligations under the agreement would result in its cancellation depriving the Company of its only source of income.

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     The success of the present business plan is completely dependent upon the continued viability of the Days Inn License Agreement. The Company must meet a development schedule which requires a total of 3,000 rooms by 2025. See Schedule on page 13. Failure to comply is a material default for which Cendant has the right to terminate the agreement or require a monthly supplement for each room less than the number required under the schedule. A unit (hotel or inn) is not considered open until it meets required standards for rental and occupancy. The Company is responsible for selection and approval of suitable sites which meet system standards and which are approved by Cendant. It must generate sufficient income to pay a development fee of $450,000 (already paid), an initial franchise fee for each unit, continuing fees, an annual inspection fee, franchise sales commissions and reservation fees. The Company, as guarantor of Days Master under the License Agreement, and Days Master, as Licensee, will be required to maintain the lesser of consolidated net worth of $1,000,000 or the consolidated net worth of the former Master Licensee and former guarantor. The former
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Licensee was Team Piemmesa S.A. a Sociedad Anomina under the laws of Uruguay, and the former Guarantor was Team SMA, S.A. also a Socieded Anomina under the laws of Uruguay. The Company is unaware of their consolidated net worth and will not know it unless advised by Cendant of a default in this requirement. If unable to maintain the License Agreement, the Company will have no source of business operations or income and will have to find another area of operations or go out of business.

The fees required to be paid are:

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        1.        Development Fee - $450,000.00 (paid by Days Master from funds received from Cesaretti as a capital contribution as shown in the consolidated audit for the years 2001, 2002 and 2003). The Company is not required to repay this amount.
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        2.         Initial Fee - initial franchise fee, transfer or relicense fee, renewal fee and Unit Reservation Software fee (computer software licensed to Franchise) - after 15 Units, pay Cendant greater of (a) 1/3 of each initial fee and area initial fee paid to Days Master for each unit or area less sales commission (up to 25%) of initial fees or (b) $100 for each guest room franchised at the unit.

        3.        Company continuing fees - 20 days after end of each calendar month 1.5% of Gross Room Revenues.

        4.        Company annual inspection fee - if, after second year, items 2 and 3 are less than $20,000.00, Days Master to pay cost incurred by Cendant for annual inspection.

        5.         Franchise sales commission - $1,000 to referring person if employed by Cendant.

        6.        Reservation fees - cost of communication between territory system and central system ($3.50 or $2.50) or 15.075% of room revenue to travel/sales agent originating a reservation

        7.         Company marketing contribution - beginning with 6th year 1½ % of Gross Room Revenues during preceding month, adjusted every 3 years thereafter.

        8        . Transfer fees - $50,000 to transfer agreement

        9.        Renewal - 25% of Development Fees as adjusted

       10.      Termination - 1/3 of damages to Cendant for early termination.

  GOING CONCERN

  The Company's auditor has expressed doubt as to its ability as a going concern.

The Company's independent auditor has expressed substantial doubt about its ability to continue as a going concern. See "Independent Auditors' Report", page F-1.

  REPERCUSSIONS OF SEPTEMBER 11, 2001

  The decline in travel and related business has adversely affected entities engaged in the business.

     The income levels experienced by most hotels in the U.S., as well as in the European classic leisure destinations, have been adversely affected by the terrorist attack, as most travel was suspended in the first weeks following September 11. Even before September 11, many hotels and market areas were experiencing a softening of occupancy and rate as the economy slowed and a recession neared. If those trends continue, the Company may not succeed in financing the continued development of this hospitality-centric enterprise. In such case, all investors in the Company are at risk to lose substantially all of their investment.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements. These are not historical facts but are largely estimates based on current expectations and projections about the industry and assumptions. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks" and "estimates" are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company's control, are difficult to predict and could cause actual results to differ materially from those expressed, implied or forecast in the forward-looking statements. In addition, the forward-looking events discussed in this prospectus might not occur. The risks and uncertainties include, among others, those described under "Risk Factors" and elsewhere in this prospectus. Distributees are cautioned not to place undue reliance on these forward-looking statements which reflect management's view only as of the date of this prospectus.

DILUTION

There will be no dilution in the value of the shares received by the Distributees by virtue of the distribution.

PLAN OF DISTRIBUTION

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The shares, together with the warrants and a copy of the prospectus, will be distributed directly to the Distributees by the Company within seven business days following the date on which the registration statement has been declared effective. Distribution will be on a pro-rata basis (one share of the Company for each 31.81 shares of Innovation International) to the shares of Innovation International that the Distributees now own (rounded up to the nearest whole share) and will be made by
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officers and directors of the Company by registered mail. None of them are associated in any capacity with a broker-dealer, are under any statutory disqualification, or will receive compensation for handling the distribution; and their activities will be limited to mailing share certificates, warrants and a prospectus to Distributees. They will make no solicitations and will act solely their capacity as officers or directors of the Company. The Company is obligated to distribute these shares under the terms of an agreement dated December 31, 2000, as amended on July 31, 2001, by which it acquired shares of Hospitalia S.R.L and Days Master. Under the terms of that agreement among the Company, Hospitalia S.R.L., an Italian company, Innovation International and Cesaretti, the owner of the majority of the shares of Hospitalia S.R.L. and representative of the owners of the balance of such shares, the Company acquired 98% of the Hospitalia S.R.L. shares in exchange for 9,000,000 shares of Company common stock which was increased to 22,353,548 shares at the time of the July 31, 2001 amendment. Hospitalia S.R.L. indirectly owned 20.9% of Days Master at the time of the 9,000,000 share issue. Through a series of subsequent transactions, the Company now owns 100% of Days Master directly and retains no interest in Hospitalia S.R.L. See "Description of Business" on page 14. Innovation International, who was the incorporator of the Company, ceased to have any interest in the Company. The agreement, as amended, obligates the Company to issue to the Distributees 2,483,728 shares of common stock and warrants to purchase an additional 2,483,728 shares upon the effectiveness of the registration statement of which this prospectus is a part. No shares have been issued to Innovation International, and Innovation International has no rights to acquire any. The Distributees will receive a copy of this prospectus together with a certificate representing the number of Company shares to which each is entitled based upon the number of shares of Innovation International owned as of the date of this prospectus. The shares will be fully paid, non-assessible and not subject to any fee or charge. No fractional shares will be distributed.
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Innovation International has no ownership or other interest in the shares or warrants to be distributed and will have no control over or participation in any of the Company's activities. It will receive no fees, commissions or other consideration with respect to the distribution. Its only involvement will be to provide a list of its shareholders to the Company so that it can distribute the shares and warrants to the Distributees. For this reason, the Company does not believe Innovation International is an underwriter with respect to the shares and warrants. Nonetheless, the Company feels it is important that the Distributees know the extent of its involvement. The Company is making this distribution in an effort to deliver value to its shareholders. At present, Innovation International, other than arranging distributions of this nature, conducts no business operations, nor has it done so for the past several years. It was formed in 1983 and engaged in software and equipment sales from 1987 until 1992.

USE OF PROCEEDS

The Company will receive no proceeds from the distribution. On the contrary, there will be a net expense for attorneys' fees, accounting fees, printing and mailing.

The Company will bear all such expenses. A total of $53,932.82 has been incurred to date and an additional $10,000.00 is anticipated.

PLAN OF OPERATIONS

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The Company and its subsidiary plan to develop a hotel chain in Italy under the Days Inn® name. The Company owns 100% of Days Master Italia S.p.a., a company organized under the laws of Italy ("Days Master"). Days Master has acquired from Cendant Global Services, B.V. ("Cendant") the exclusive right to develop a hotel system throughout Italy, the Republic of San Marino and Vatican City, directly and/or through third party franchisees, under the brand names Days Inn® (3-3 ½ stars-limited services), Days Hotel® (4 stars-full service) and Days Hotel & Suites® (4 stars-full services) pursuant to the Master License Agreement from Cendant. Days Master is also authorized to license use of the Days Inn® trademark to franchisees pursuant to a Trademark License Agreement attached to the Master License Agreement. The License Agreement, dated June 1, 2002, has been amended as of July 22, 2003 to revise the schedule of rooms to be opened by 2025. See chart on page 13. Both the License Agreement and the Amendment have been filed with the SEC. A copy of each may be obtained from the SEC. See "Where You Can Find More Information" on page 23. Cendant is the owner of Days Inn® trademark. Days Inn® owns or operates over 1,900 hotels, totaling approximately 550,000 rooms in the United States, Great Britain, Europe and the Middle East. Cendant is also the owner of eight additional chains, i.e., Howard Johnson®, Ramada®, AmeriHost Inn®, Super 8 Motel®, Travelodge®, Knights Inn®, Wingate Inns® and Villager®. In addition, Cendant owns AVIS car rental company and several other service companies in the travel/lodging business. Cendant has, and will have, no ownership interest in the Company or its subsidiary. Although the Company owns the license of the Days Inn® system, Days Master may manage hotel establishments using other brands according to individual market needs.

Management's Discussion and Analysis of Financial Condition and Results of Operations:

Fiscal Year Ending April 30, 2002

Changes in financial condition for the fiscal year ending April 30, 2002 were characterized by a Change in Reporting Entity as accounted for in the Audited Consolidated Financial Statements as of April 30, 2002 and explained in Note 1 thereto which is reproduced herein below:

CHANGE IN REPORTING ENTITY
In July 2001, pursuant to an Amendment to the original Reorganization
Agreement, the Company divested its 98% interest in Hospitalia S.r.L.
(which had owned 54.5% of ABC Alliance, in turn the owner of 38% of
DMI) in exchange for indebtedness of Hospitalia S.r.L. which was subsequently redeemed by delivery to the Company of 100% of the

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outstanding stock of DMI. As a result of those transactions, Hosp-Italia
Industries, Inc. is a changed entity. All partial and indirect ownership entities and their related minority interests are removed from the
Company's books and replaced by one wholly owned subsidiary, DMI.
Prior to the change, DMI was approximately 20% owned while Hospitalia
S.r.L. was 98% owned. Subsequent to the change, DMI is 100% owned and Hospitalia S.r.L. is not owned. Changes in net income, retained earnings, and per share date, directly attributable to the change in reporting entity are reflected in the Restated Consolidated Statements as of April 30, 2001.

Changes in results of operations for the fiscal year ending April 30, 2002 were 100% and directly related to revenue from consulting, as accounted for in the Audited Consolidated Financial Statements as of April 30, 2002 and explained in Note 1 thereto which is reproduced herein below:

REVENUE RECOGNITION The Company recognizes revenue as earned under the terms of the related agreements and contracts. Revenues consist of amounts earned under consulting agreements.

Revenues did not include any amounts earned pursuant to the Company's master license agreement inasmuch as no hotels had been placed into operation as provided therein.

Fiscal Year Ending April 30, 2003

Changes in financial condition for the fiscal year ending April 30, 2003 were principally the result of an impairment loss of $111,593 in the carrying value of intangible assets charged to operations (Note 3 to Audited Consolidated Statements as of April 30, 2003) and transactions with related parties affecting the Company's indebtedness and Additional Paid In Capital as accounted for in the Audited Consolidated Financial Statements as of April 30, 2003 and explained in Notes 4 and 5 describing the conversion of $403,891 of Notes Payable and $224,373 of Compensation Payable into Additional Paid In Capital.

Changes in results of operations for the fiscal year ending April 30, 2003 included $10,395 revenue from disposition and transfer of the Company's office in Milan and $2,652 revenue representing a gain on sale of furniture upon closing of its Milan office.

Revenues did not include any amounts earned pursuant to the Company's master license agreement inasmuch as no hotels had been placed into operation as provided therein.
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Eleven Months Ending March 31, 2004

Changes in Financial condition during the eleven month interim period ended on March 31, 2004 are mostly the result of a $77,052 increase in related party debt attributable to working capital advances from the Company's CEO and parties related to him, and a decrease in Notes Payable – related parties for an amount of $ 45,938 attributable to partial repayment.

Changes in results of operations for the eleven month interim period ended on March 31, 2004 were 100% and directly related to revenue earned pursuant to the Company's master license agreement inasmuch as two hotels had been placed into operation thereunder. The first hotel franchise agreement became effective on August 1, 2003 when the hotel commenced operation. During the eleven month interim period ended on March 31, 2004 a second hotel franchising agreement was signed and became effective on March 1, 2004. The combined Revenues from the two properties are described in Note 1 to Financial Statements for the Eleven Months Ending March 31, 2004, "Revenue Recognition" which is reproduced below:

REVENUE RECOGNITION The Company recognizes revenue as earned under the terms of the related agreements and contracts. Revenues for the eleven months ending March 31, 2004 consist of $21,550 including:
-	- Initial fees $11,954 : Franchise agreements require payment of a non-refundable Initial Fee upon execution of the related Franchise Agreement.
-	- Royalty $3,778: Franchise agreements require payment of royalties which are billed and recorded as income in the month the related transactions occur.
-	- Technology Assessment fee $2,517 : Franchise Agreements require payment of this reservation system user fee monthly. The Company recognizes its revenue in the month of use of the system.
-	- Marketing contribution $2,519 : Franchise Agreements require payment monthly of this fee to defray the Company's marketing costs.
The Company recognizes the revenue in the month the related transactions occur.
-	- Reservation fee $611 : Franchise Agreements require this monthly fee for reservation services. Company recognizes the revenue in the month the reservation takes place.

Revenues for the eleven months ending March 31, 2004 include additional miscellaneous income in the amount of $171.

Revenues during the period related to the second franchising agreement include only the initial fee in the amount of $8,995.
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Additional Management Disclosures

a.) In each of the last two fiscal years no significant revenues have been earned and the Company has relied upon its President and largest stockholders for working capital which has been advanced as required.
b.) In the interim period from May 1, 2003 through March 31, 2004 revenues were lower than expenses and the Company expects continued reliance on the same sources of working capital.
c.) There are no material commitments for capital expenditures.

  Management does not believe there are or will be:

  any trends, events or uncertainties that have had or that are reasonablyexpected to have a material impact on the net sales or revenues or income fromcontinuing operations;
  any significant elements of income or loss that do not arise fromcontinuing operations;
  any material changes in future periods in any line items of the Company'sconsolidated financial statements;
  any seasonal aspects which will materially effect the financial condition orresults of operation.

Franchising
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Franchisees will be selected on the basis of the Company's determination of suitability after consideration of property location, property configuration and condition, property amenities and standards, staff and management appearance and qualifications and credit and financial records of the establishment and its principals.

The terms used to define the different levels of hotel ratings are those used by the trade press as well as in market surveys. There are:

5-star hotel - Luxury 4-star hotel - First Class 3-star hotel - Mid-Market 2-star hotel - Economy 1-star hotel - Budget

Thus, Days Inn® will be in the high Mid-Market, Days Hotel® in the high First Class and Days Hotel & Suites® in the high First Class . Depending upon the location of a particular hotel or inn, it will be one of these classes. Days Master will operate at all these levels as franchises become available. Initial operations will be the granting of franchises. Income will be derived from fees driven by the number of rooms and rates charged therefore. Additional income may be derived from consulting services provided to franchisees or to other entities who do not have to be franchisees. The types of services are set forth under "Description of Business" on page 14.

The Company has based its expectations upon the following determinations:

Anticipated economic growth of the European Union which will lead to a positive impact on employment, leading to increased international travel, benefiting Italy;

Tourist flows which reward art and business cities such as Florence, Rome, Venice and Milan;

Improved hotel supply;

Expansion of integrated hotel systems;

Mid-Market segment has ample room for penetration with few competitors catering to it;
Occupancy indices show good financial performance with good anticipated returns on investment. Indicies relied on are room occupancy per macrogeographical region or city, room occupancy per hotel type and average price for a bed and breakfast room in the mid-market segment. Each of these were calculated by Teamwork Srl, a major
Italian advisory firm for the hospitality industry.

The operating plan includes location selection and establishment selection which consists of selecting the individual establishments. A preliminary evaluation is conducted with respect to architecture, type and number of rooms, availability of services, availability of a restaurant and availability and capacity of a meeting room. All aspects are assessed using information from public and private organizations such as tour operators, travel agents, tourism promotion organizations, Chambers of Commerce and government agencies. The Company hopes to derive from these groups information on the number of hotels in the area, industrial development plans, urban planning, availability of existing structures suitable for hotel establishment, tourism and financial incentives.

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Actual operations are conducted by Days Master through entities to whom it grants franchises as Master Licensee under the License Agreement. Days Master is owned 100% by the Company. Its initial (and ongoing for the foreseeable future) activities are granting franchises and providing consulting services.

In addition to granting franchises, Days Master, as opportunities and financing become available, may also manage individual hotels that are leased or under management contracts. In the case of leased hotels, its income will be from payments from guests for stays and other hotel services. Expenses will be the costs of providing such services. The buildings will be owned by third parties who will receive a rental fee from Days Master. In the case of management contracts, Days Master will act as "manager" for the third-party owner/franchisee and will receive a fee under a management contract. Its fee will generally be a percentage of hotel income determined on a case-by-case basis. This income, when and if realized, will be in addition to the franchise fees received.  The Company does not anticipate this line will be in place for a considerable period during which the only activity will be creating franchises and providing consulting services.

No specific or formal consulting business budget or forecast has been established. As the Company develops franchises and negotiates contracts, hotel development, management, refurbishing and related consulting projects will be considered and pursued to produce revenues. No consulting fee schedule has been established.
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Although the Company owns the license of the Days Inn® system, Days Master may manage hotel establishments using other brands according to individual marketing needs. No plans or arrangements are presently in place, and no specific entity is contemplated

The following chart sets forth the development schedule required by the Cendant agreement as amended by Agreement dated July 22, 2002.

YEAR	ROOMS OPENED	TOTAL ROOMS

8/30/03	45	45

12/31/03	75	120

6/30/04	120	240

12/31/04	120	360

12/31/05	120	480

12/31/06	240	720

12/31/07	120	840

12/31/08	120	960

12/31/09	120	1080

12/31/10	120	1200

2011-2015	600	1800

2016-2020	600	2400

2021-2025	600	3000

This amended schedule eliminated the requirement for rooms in 2002 and revised the timing of the 2003 and 2004 requirements. See discussion on page 16 under "Description of Business". As disclosed in that section, the Company is in default, having opened a total of only 85 rooms. Under the terms of the agreement Cendant has the right to cancel it or impose additional fees until the Company becomes current. See "Risk Factors - Days Inn License Agreement" on page 4. Cendant has advised they will take no action pending the marketing research study described on page 16.

DESCRIPTION OF BUSINESS

The Company was founded as a Nevada corporation on September 5, 2000. There have been no bankruptcy, receivership or similar proceedings affecting the Compay. Effective March 23, 2001, the Company acquired 98% of Hospitalia S.R.L., an Italian company, in exchange for 9,000,000 shares of its Common Stock. At the time, Hospitalia S.R.L. indirectly owned 20.5% of Days Master which ownership arose from its 54.5% ownership of ABC Alliance, an Italian company, which owned directly 38.3% of Days Master. Other owners of Days Master were Cesaretti (11.7%) and Kelly Corp, S.A. (50%). Pursuant to an amendment dated July 31, 2001 to the agreement of December 31, 2000, the Company issued 13,353,548 shares of Common Stock to Hospitalia S.R.L. who used those shares to acquire all of the remaining outstanding shares of Days Master and then transferred that 79.5% of the shares of Days Master to the Company The Company also sold its 98% interest in Hospitalia S.R.L. back to S.R.L. in exchange for the remaining 20.5% of Days Master shares still owned by S.R.L.

As a result of these transactions, the Company owns directly 100% of Days Master and has no interest in Hospitalia S.R.L., ABC or any other entity. All of the Company's presently outstanding shares of common stock are owned by 13 persons, 12 of whom are residents of Italy and one of Argentina who were the former owners of Hospitalia S.R.L. and/or Days Master. The Company shares they own are restricted and may be transferred only pursuant to registration under the Securities Act of 1933 or an exemption from such registration. None of them will receive any shares or warrants in this distribution. During the period the Company owned Hospitalia S.R.L., neither it nor ABC conducted any business operations.

Days Master functions as Master Licensee for the Days Inn® hotel chain in Italy. As such, it provides an integrated system for the supply of services and consulting, including:

  the company trademarks Days Inn®, Days Hotel® and Days Hotels and Suites®
  other intellectual property rights such as copyrights, manuals for standards forproducts and services and technical and commercial information commercial advertising and promotional programs and materials system standards related to construction, design and guest service techniques personnel training programs and methods
  quality standards, inspections and rating techniques

  centralized booking system
  financial accounting, management and support and consulting programs operating guidelines, management policies and specifications techniques and standards applicable to restaurant services offered, using Company trademarks included in the system and using system standards

Days Master will be compensated by the payment of royalties from third party property owners such as the franchisees. If the Company decides to buy ownership of buildings where hotels are located, such ownership will reside in companies owned or controlled by Days Master. Those companies will acquire the buildings, negotiating mortgages or leasing contracts with banks or leasing companies and then lease them to Days Master for a rental or managerial fee. Initially, income will be only from franchise and consulting fees, if any.

Days Master has granted a franchise for a hotel in Rimini, Italy, owned by Hospitalia Spa, an Italian corporation owned by Cesaretti and members of his family. The Company has no interest in that corporation. It will be operated as a 4-star hotel (first class market). The hotel commenced business as a franchise operation on August 1, 2003 with 47 rooms, satisfying the room requirement through August 31, 2003. Under the terms of the Rimini franchise agreement dated December 18, 2001, the franchisees have the right to use the Days Inn® system. Franchisees refurbished the property subject to Days Master approval that the hotel meet the Italian Standards for Days Inn® system. The agreement is for 21 years expiring December 31, 2022. Franchisees are required to obtain Days Master approval for any later refurbishing and to report all revenues on a monthly basis and annual financial statements. Franchisees are responsible for all insurance. There is an initial fee of Euro 9,400.  The following fees are also applicable:  (1) royalty equal to 1.5% of gross room revenues, (2) a marketing contribution equal to 1% of gross room revenues, (3) a reservation systems user fee for use of the Days Inn® reservation system equal to 1% of gross room revenues plus Euro 4.50 per reservation booked through the system or Euro 3.50 per reservation booked through the Internet, (4) a travel agent commission of 10% of gross room revenues generated by an agent and 5% of gross room revenues for each reservation gerated by a Days Inn® sales agent or other Days Inn® facility, (5) interest of 1.5% per month on any past due amount and(6) a transfer fee equal to the then applicable initial fee or release fee equal to the initial fee.   All fees are subject to Value Added Tax ("VAT"). A copy of the Franchise Agreement and the revised schedule have been filed with the SEC as exhibits to the registration statement. A copy may be obtained from the SEC. See "Where You Can Find More Information" on page 23. Plans for a second hotel in Rimini have been cancelled.

Days Master granted its second hotel franchise in Dozza, Italy on March 1, 2004, containing 38 rooms. This hotel managed by Hosp-Italia Spa is owned by Cesaretti and members of his family. A copy of the Dozza Franchise Agreement has been filed with the SEC as an exhibit to the registration statement, and a copy may be obtained. See "Where You Can Find More Information" on page 23.  Dozza is a suburb of Bologna. The agreement is for 15 years (March 1, 2019) and may not be assigned by the franchisee without the consent of Days Master. Franchisee is required to begin renovations within 60 days of the effective date and complete them within 120 days of the effective date. Franchisee is responsible for all insurance during and after renovation. There is an initial fee of Euro 7,600 within 60 days from the effective date. The following fees are also applicable: (1) royalty equal to 2.5% of gross room revenues, (2) a marketing contribution equal to 1% of gross room revenues each month, (3) a reservation systems user fee (including a basic reservation charge) for use of the Days

Inn® reservation system equal to 1% of gross room revenues plus Euro 4.50 per reservation booked through the system or Euro 3.5 per reservation booked through the internet, (4) a travel agent commission of 10% of gross room revenues generated by an agent and 5% of gross room revenues for each reservation generated by a Days Inn® sales agent or other Days Inn® facility, (5) interest of 1.5% per month on any past due amount and (6) a transfer fee equal to the then applicable initial fee or relicense fee equal to the initial fee.  All fees are subject to "VAT". All payments are due within 30 days of the end of the calender month in which they accrue. As in the case of the Rimini hotel, the Franchisees will bear all expenses of refurbishing this hotel.

As of the date of this prospectus, the company has received $17,762 in fees and $3,778 in royalties from current operations.  See "Revenue Recognition" on page 10.
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Days Master currently is negotiating to franchise for a third hotel in Verona scheduled to open in July 2005. The hotels will contain 60 rooms, but specific terms have not been finalized.

In spite of the foregoing, Days Master is in default of the revised development schedule. Days Master and Cendant have agreed that the existing License Agreement, even as amended, does not fit the needs of Italian hotel keepers. After a marketing research study to be conducted by Days Master, the License Agreement will be further amended to reflect the results of the study, including another revised development schedule. It is anticipated that Days Master will require several additional months to present a specific amendment to Cendant. During that period, Days Master will continue to seek new locations, and Cendant will take no action to terminate the existing agreement. No written agreement has been signed, and no marketing study undertaken.

Ultimately, the Company's business will be to operate a chain of hotels and inns through franchises or directly as discussed in "Plan of Operations" above. Operations will be limited tlo areas where there are existing hotels or new ones to be constructed and available for franchising.  The Company does not intend to enter the business of building, renovating, refurbishing or furnishing of hotels.  The Company will have no activities if the Days Inn License Agreement terminates. Days Master is one of the smallest, newest and presently least accomplished brand hotel franchisors among a field of thirty-three in Italy. As a result, it will encounter greater obstacles to success than larger, more experienced and better capitalized developers. To help offset this competitive position, Days Master entered into an agreement dated May 1, 2003 with Metha Hotel Group SpA, a major Italian hotel management company, to pursue opening on average one hotel per year with the Days Master brand within five years from the effective date of May 1, 2003, across Italy. The hotels may be managed by Metha or by third parties under the Days Master Brand. As a result, the Company expects to encounter fewer problems in developing a base of franchised hotels. No specific locations have been determined for the Metha Agreement hotels as of the date of this prospectus. A copy of this agreement has been filed with the SEC as an exhibit to the registration statement. A copy may be obtained from the SEC. See "Where You Can Find More Information" on page 23.
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      During the fiscal years of 2002 and 2001, the Company has incurred research and development costs of U.S. $18,670.00.

DESCRIPTION OF PROPERTY

The only office is located at 99 Derby Street, Suite 200, Hingham, MA 02043 which is subleased from Mr. Wright for a rent of $200.00 per month on a month to month basis. This space is fully equipped with telephone, fax, computer and email facilities and is considered adequate for the Company's present and future needs.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The directors and principal officers, their ages and principal occupation for the past five years are:

			Officer	Business
Name	Age	Position with the Company	Since	Experience

Andrea Cesaretti	43	Director, President and		Certified Public
Milan, Italy		Chief Executive Officer	2000	Accountant and
				Attorney, President
				and CEO
				Hospitalia SpA - Hotel
				Developer*

Frank G. Wright	68	Director, Executive Vice		Independent Investor;
Hingham, MA		President and Chief Financial		CEO of Innovation and
		Officer	2000	General Partner,
				Innovation Capital
				Partners**

Lee B. Wright	34	Secretary	2002	General Partner,
Hingham, MA				Innovation Capital
				Partners**

* During the past five years has held the following additional positions:

            1999-2000 Partner, Cesaretti-Fornari_Allevi, Attorneys
            2000-2003 Senior Partner, Lanza, Ceccon, Cesaretti and Associates, Attorneys
            2000-date President, Days Master Italia Spa - Hotel Franchisor
            2000-date Director and CEO, Hosp-Italia Industries, Inc. (Company)

** Mr. and Mrs. Wright have held these positions for the past five years. Innovation Capital Partners is a private firm engaged in consulting and investment activities.
    As general partners, Mr. and Mrs. Wright are responsible for all its activities.

EXECUTIVE COMPENSATION

Prior to January 1, 2002, the Company had no compensation arrangements with any officers or directors. Effective January 1, 2002, it was orally agreed that Messrs.

Cesaretti and Wright are to receive a salary of U.S. $66,000.00 per year ($5,500.00 per month). No payments have been made to Mr. Cesaretti, and only partial payments have been made to Mr. Wright. See the chart below. The Company will not make any deferred payments until its financial position is strong enough to absorb such amounts. The Company cannot predict when or if that will occur. Except for the foregoing, there are no employment agreements or retirement, option, deferred compensation or other long-term compensation plans, although such plans may be adopted in the future. There are no preliminary agreements or understandings with respect to future employment or any plans or agreements.

The following table sets forth amounts paid or accrued during fiscal year ended April 20, 2003 and eleven months ended March 31, 2004. No officer or employee is paid more than $100,000.00 a year.

ANNUAL COMPENSATION

Name and Position	Fiscal Year
		Salary		Bonus	Other

Andrea Cesaretti	2000	0		0	0
President and	2001	0		0	0
Chief Executive	2002	$66,000	(1)	0	0
Officer	2003	$66,000	(1)	0	0
	2004
	through
	3/31	$60,500	(1)	0	0

Frank G. Wright	2000	0		0	0
Executive Vice	2001	0		0	0
President and Chief	2002	$66,000	(2)	0	0
Financial Officer	2003	$66,000	(2)	0	0
	2004
	through
	3/31	$60,500	(2)	0	0

(1) Accrued but not yet paid.

(2) No payments were made in 2002, $29,000 in fiscal year ended April 30, 2003 and $47,300 in eleven months ended March 31, 2004. Unpaid portion is accrued.

In addition, the Company has accrued $69,963.00 compensation for Directors of Days Master which will not be paid until the Board of Directors determines the Company's financial position permits it.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the names and addresses of all directors, officers and owners of more than 5% of the Company's Common Stock, the only class issued and outstanding and all directors and officers as a group as of the date hereof. All shares are owned directly.

Name and Address of	Position with	Number of Shares
Beneficial Owner	Company			Percent

Director, President
Andrea Cesaretti(1)	and Chief Executive	4,500,000	(2)	20.13%
Via Gambalunga 30/B	Officer
47900 Rimini, Italy

Bruno Petruzzo	None	4,898,457	(2)	21.91%
Piazza Guglielmo Oberdan 2
20129 Milan, Italy

Andrea Campanelli	None	1,352,880	(2)(3)	6.05%
Via Nagionale 163
00184 Rome, Italy

Alice Cesaretti(1)	None	4,500,000	(2)	20.13%
Via Bengassi 10
47900 Rimini, Italy

Francesco Sanchez	None	1,765,210	(2)	7.90%
Calle Paraguay 1132 Peso 2°
Buenos Aries, Argentina

Alberto Ricca	None	1,279,777	(2)	5.73%
Via Morigi 13
20123 Milan, Italy

Pier Paolo Amati	None	1,353,881	(2)	6.06%
Via Naziznale 163
00184 Rome, Italy

Frank G. Wright(4)	Director, Executive
44 Philips Farm Road	Vice President and
Marshfield, MA 02050	Chief Financial
	Officer	0		0

Lee B. Wright(4)	Secretary	0		0
44 Philips Farm Road
Marshfield, MA 02050

Directors and Officers as
a group

		19,650,205	(2)(5)	87.91%(5)

(1)	Brother and sister

(2)	Before the distribution of shares contemplated by this prospectus. After the distribution, the number of shares owned will remain the same, but the percent will be reduced by 10%.

(3)	Includes shares owned by his sister

(4)	Husband and Wife

(5)	The remaining shares are owned by seven (7) individuals, none of whom hold a position with the Company or 5% or more of the shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Days Master has signed Franchise Agreements for two hotels in Rimini, Italy with a company owned by Cesaretti and members of his family, one of which has been cancelled and the second opened with 47 rooms. Days Master has also signed an additional Franchise Agreement for a hotel in Bologna, Italy with the same company. It has opened with 38 rooms. All transactions with Cesaretti are within the provisions of the License Agreement and on the same general terms as the Company would have with non-related parties. See "Description of Business" on page 15. The Company subleases its office space from Mr. Wright. See "Description of Property" on page 17. Except for Frank G. Wright, no shareholder, director or officer of the Company is a shareholder, director or officer of Innovation International. Mr. Wright is a Director, Executive Vice President and Chief Financial Officer of the Company and shareholder, director and President of Innovation International. He owns no stock in the Company; but, as a shareholder of Innovation International, he will receive his pro rata share of the common stock and warrants offered by this prospectus when the distribution is made, which will be 596,000 shares and 596,000 warrants. In addition, Mr. Wright has received consulting fees of $72,000 from Cesaretti in connection with the reorganization. Officers and directors will assist in the distribution of shares but will rceive no compensation for such activity. See "Plan of Distribution" on page 6. The Company is indebted to Cesaretti and members of his family in the amount of $39,144, represented by non-interest bearing notes payable on demand. The Company holds receivables of $17,973.00 from companies controlled by Cesaretti for services rendered.

DESCRIPTION OF SECURITIES

The Company is distributing 2,483,728 shares of common stock, par value $0.001 to present shareholders of Innovation International ("Distributees"). Authorized capital is 50,000,000 shares of common stock, par value $0.001 and 5,000,000 shares of preferred stock, par value $0.001. The shares of common stock and warrants will be distributed to the Distributees at no cost to them in proportion to the number of shares of Innovation International held by them, which is one share of the Company for each 31.81 shares of Innovaion International. As of the date of this prospectus, there were 22,353,548 shares of common stock issued and outstanding. Preferred stock may be issued in one or more series with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions as the Board of Directors shall determine. No preferred shares are outstanding.

Each shareholder of common stock is entitled to one vote at meetings of shareholders and to participate equally and ratably in all dividends declared and in all property or assets that may be distributed to holders of shares of common stock in the event of a voluntary or involuntary dissolution, liquidation or winding up of the Company. Shareholders do not have preemptive rights to purchase securities offered for sale nor any subscription or conversion rights or cumulative voting rights in the election of directors.

The Company is also offering warrants to purchase an additional 2,483,728 shares of common stock. Each warrant will permit Distributees to purchase one share of common stock at a price of $2.00 per share. The warrants will be immediately exercisable upon issue, will expire on June 30, 2008 and may be redeemed by the company any time after June 30, 2005 at a price of $0.25 per warrant.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

There is presently no public trading market for the Company's stock, and there is no trading history. Upon the effectiveness of the registration statement of which this prospectus is a part, the Company will file a registration statement on Form 8-A with the Securities and Exchange Commission ("SEC"), thereby registering the common stock, preferred stock and warrants pursuant to Section 12 of the Securities and Exchange Act of 1934 ("1934 Act"). At such time, the Company will become a reporting company subject to the requirements of the 1934 Act and will apply to have the common stock quoted on the OTC Bulletin Board. The Company cannot predict if or when such listing will become effective or the effect on the price of the stock or the extent of the development of a market for the stock. The Company does not intend to apply to have the warrants quoted on the OTC Bulletin Board. As of the date hereof, none of the shares are subject to outstanding options or warrants to purchase (except for the warrants included in this prospectus), or convertible into common stock. All of the presently outstanding shares are restricted and may be sold only through registration under the Securities Act of 1933 ("1933 Act") or pursuant to some exemption from such registration. The shares that Distributees receive will be freely tradable. No other shares are being publicly offered. As of the date hereof there are 13 holders of common stock, 12 of whom are residents of Italy and one is a resident of Argentina. There can be no guarantee that a market will develop for the Company's common stock even after quotation on the OTC Bulletin Board is accomplished. If no market develops, shareholders may be unable to sell their shares.

The Company has not paid any dividends on the common stock, and there is no present intention to do so. Dividends may be payable in the future out of funds legally available for such purpose at the discretion of the Board of Directors.

A majority vote is required on all corporate action which means holders of a majority (more than 50%) of the outstanding shares can elect directors as they choose and remaining shareholders will not be able to elect directors. Shares may be issued only as fully paid and non-assessable.

The Company will act as its own transfer agent until such time as this registration becomes effective. At that time, it intends to retain an independent, registered transfer agent.

INTEREST OF NAMED EXPERTS AND COUNSEL

The experts named in the registration statement and prospectus were not hired on a contingent basis and have no direct or indirect interest in the Company. The attorneys and accountants will not receive any shares or warrants in the distribution.

LEGAL PROCEEDINGS

The Company is not involved in any legal proceedings at this time.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The Company has engaged Sprouse & Anderson, LLP., Austin, Texas, as independent certified accountants. There are no disagreements with them nor has the Company changed accountants.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Certificate of Incorporation and By-Laws provide that the liability of officers and directors for monetary damages shall be limited to the fullest extent provided by Nevada law which includes limitation of liability for monetary damages for the defense of civil or criminal actions.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of a small business issuer (Company) pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

LEGAL MATTERS

The Company's attorneys, Griffith, McCague & Wallace, P.C., The Gulf Tower, 38th Floor, 707 Grant Street, Pittsburgh, PA 15219, have passed upon the legality of the common stock and warrants to be distributed in this distribution.

EXPERTS

The financial statements as of April 30, 2003 and for the period from inception to April 30, 2003 respectively, included in this prospectus have been audited by Sprouse & Anderson LLP, independent certified public accountants as set forth in their reports. The audited financial statements have been included in reliance upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Prior to the date of this prospectus, the Company was not required to file any reports with the SEC. After the effective date of the registration statement date of which this Prospectus is a part, the Company will be required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the 1934 Act. In addition, the complete registration statement with respect to this offering with all exhibits is filed with the SEC.

Any person may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington DC 20549. Information may be obtained from the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding us and other issuers that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov.

Please note that the registration statement, of which this prospectus is a part, contains additional information. In addition, the registration statement includes numerous exhibits containing information about the Company. Copies of our complete registration statement may be obtained from the SEC by following the procedures described above.

INDEX TO FINANCIAL STATEMENTS HOSP-ITALIA INDUSTRIES, INC. AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM SEPTEMBER 6, 2000 (INCEPTION) THROUGH APRIL 30, 2003

SPROUSE & ANDERSON, L.L.P. ACCOUNTANTS & CONSULTANTS

Board of Directors
Hosp-Italia Industries, Inc.
and Subsidiary

INDEPENDENT AUDITORS' REPORT

We have audited the accompanying consolidated balance sheet of Hosp-Italia Industries, Inc. and Subsidiary
(Company), a development stage company, as of April 30, 2003, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended April 30, 2003 and 2002, and from
September 6, 2000 (inception) to April 30, 2003. These financial statements are the responsibility of the
Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Hosp-Italia Industries, Inc. and Subsidiary as of April 30, 2003, and the results of its operations and its cash flows for the years ended April 30, 2003 and 2002, and for the period from September 6,
2000 (inception) to April 30, 2003 in conformity with U.S. generally accepted accounting principles.

Board of Directors
Hosp-Italia Industries, Inc.
and Subsidiaries

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has not yet achieved profitability and expects to continue to incur net losses in the future. The Company does not have sufficient cash to indefinitely sustain operating losses, as such, if additional financing is not obtained, further development of the business may be delayed. There is presently no trading market for the Company’s common stock, and there are no assurances that an active trading market will be developed and sustained. The Company is essentially a new venture. The limited operating history prohibits an effective evaluation of their future profitability, ability to generate cash flows, and ability to create additional business opportunities. The current uncertainties surrounding the sufficiency of its future cash flows, significant revenues, and the lack of firm commitments for additional capital, raise substantial doubt about the Company to continue as a going concern.
The Company’s plans for addressing these issues are further described in Note 6. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classifications of recorded asset carrying amounts or the amount and classification of liabilities that might result should the
Company be unable to continue as a going concern.

March 9, 2004
Austin, Texas
SPROUSE & ANDERSON, L.L.P.	DIGITALLY SIGNED BY SPROUSE & SPROUSE & ANDERSON, L.L.P. DN:CN= SPROUSE & ANDERSON, L.L.P., C = US Date: 2004.03.24 14:47-06'00'

HOSP-ITALIA INDUSTRIES, INC.
AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEET

APRIL 30, 2003

ASSETS

CURRENT:
Cash and cash equivalents	$8,633
Trade accounts receivable, net	6,928
Other receivables – related parties	40,766
Other current assets	19,755
Prepaid expenses	289
Total Current Assets	76,371

LONG-TERM:
Intangible assets, net	925,128
Property and equipment, net	2,014
Total Long-Term Assets	927,142

TOTAL ASSETS	$1,003,513

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT:
Accounts payable- trade	$43,759
Other current liabilities	33,164
Advances from officer's and affiliates	217,142
Notes payable – related parties (less unamortized discount of $3,733)	74,340
Accrued liabilities – related parties	233,782
Total Current Liabilities	602,187

STOCKHOLDERS' EQUITY
Common stock-par value $.001, 50,000,000 shares authorized,
22,353,548 issued, 2,483,728 issuable, 24,837,276 outstanding	24,838
Additional paid-in capital	1,444,226
Deficit accumulated during the development period	(1,146,586)
Accumulated other comprehensive income	78,848
Total Stockholders' Equity	401,326

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,003,513

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

F-3

HOSP-ITALIA INDUSTRIES, INC.
AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED FINANCIAL STATEMENTS

STATEMENT OF OPERATIONS

FOR THE YEARS ENDED APRIL30, 2003 AND 2002
AND FROM SEPTEMBER 6, 2000 (INCEPTION) THROUGH APRIL 30, 2003

					From Inception
					Through
	2003		2002		April 30, 2003

REVENUES	$10,395		$50,658		$61,053

COSTS OF REVENUES	-0	-	-0	-	-0	-

GROSS PROFIT	10,395		50,658		61,053

GENERAL AND ADMINISTRATIVE EXPENSES
Start up costs	-0	-	-0	-	6,950
Research and development expenses	-0	-	-0	-	18,670
Salaries and wages	148,007		253,175		408,485
Office expenses and supplies	399		8,608		13,410
Impairment of intangible assets	111,593		-0	-	111,593
Depreciation and amortization expense	45,367		44,815		104,889
Professional fees	56,628		82,956		215,108
Equipment rental and maintenance	33,550		28,979		71,720
Other expenses	102,069		148,978		257,649
Total General and Administrative Expenses	497,613		567,511		1,208,474

OPERATING INCOME (LOSS)	(487,218)		(516,853)		(1,147,421)

OTHER INCOME (EXPENSE)	(640)		(1,186)		(1,817)

Gain on sales of fixed assets	2,652		-0	-	2,652

NET INCOME (LOSS)	(485,206)		(518,039)		(1,146,586)
ACCUMULATED OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	77,395		8,866		78,848
COMPREHENSIVE INCOME (LOSS)	$(407,811)		$(509,173)		$(1,067,738)

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE	$(0.02)		$(0.02)

WEIGHTED AVERAGE SHARES OUTSTANDING -
BASIC AND DILUTED	24,837,276		24,837,276

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

F-4

HOSP-ITALIA INDUSTRIES, INC.
AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM SEPTEMBER 6, 2000 (INCEPTION) THROUGH APRIL30, 2003

						Accumulated
				Additional		Other
	CommonStock			Paid-in	Accumulated	Comprehensive
	Shares		Par Value	Capital	Deficit	Income

Balance at September 6, 2000 (Inception)	-0	-	$-0-	$-0-	$-0-	$-0-
Issuance of common stock	24,837,276		24,838	815,862	-0-	-0-
Deficit accumulated during the development stage	-0	-	-0-	-0-	(143,341)	-0-
Accumulated other comprehensive income	-0	-	-0-	-0-	-0-	(7,413)
Balance at April 30, 2001	24,837,276		24,838	815,962	(143,341)	(7,413)
Deficit accumulated during the year	-0	-	-0-	-0-	(518,039)	-0-
Accumulated other comprehensive income	-0	-	-0-	-0-	-0-	8,866
Balance at April 30, 2002	24,837,276		24,838	815,962	(661,380)	1,453
Deficit accumulated during the year	-0	-	-0-	-0-	(485,206)	-0-
Conversion of accrued liabilities to equity	-0	-	-0-	224,373	-0-	-0-
Conversion of debt to equity	-0	-	-0-	403,891	-0-	-0-
Accumulated other comprehensive income	-0	-	-0-	-0-	-0-	77,395

Balance at April 30, 2003	24,837,276		$24,838	$1,444,226	$(1,146,586)	$78,848

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
F-5

HOSP-ITALIA INDUSTRIES, INC.AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTOF CASH FLOWS

FOR THE YEARS ENDED APRIL30, 2003 AND 2002
AND FROM SEPTEMBER 6, 2000 (INCEPTION) THROUGH APRIL30, 2003

					From
					Inception through
	2003		2002		April 30, 2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(485,206)		$(518,039)			$(1,146,586)
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation expense	45,367		44,815		104,889
Impairment of intangible assets	92,234		-0	-	92,234
Gain on sell of property and equipment	(2,651)		-0	-		(2,651)
(Increase) Decrease in accounts receivables and other current assets	11,425		(39,907)			(48,501)
Increase (Decrease) in accounts payable and other liabilities	238,840		365,134		1,057,674
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	(99,991)		(147,997)		57,059

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of intangible assets	-0	-	(19,460)			(494,991)
Purchase of equipment	(2,518)		-0	-		(19,103)
Proceeds from disposal of fixed assets	24,306		1,779		26,085
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	21,788		(17,681)			(488,009)

CASH FLOWS FROM FINANCING ACTIVITIES
Notes payable – related parties	28,511		161,414		389,295
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	28,511		161,414		389,295

EFFECT OF EXCHANGE RATE CHANGES ON CASH	46,974		10,727		50,288

NET INCREASE (DECREASE) IN CASH	(2,718)		6,463		8,633

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	11,351		4,888		-0	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$8,633		$11,351		$8,633

TAXES PAID	$-0	-	$-0	-	$-0	-

INTEREST PAID	$-0	-	$-0	-	$-0	-

NON-CASH TRANSACTIONS:
Debt converted to equity	$403,891		$-0	-	$403,891
Accrued liabilities to equity	$224,373		$-0	-	$224,373
Acquisition of DMI for common stock	$-0	-	$-0	-	$840,800

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

F-6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

HOSP-ITALIA INDUSTRIES, INC.
AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2003

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Hosp-Italia Industries, Inc. (Company), through one wholly owned subsidiary, Days Master Italia, S.p.A. (DMI) provides consulting and other assistance in the acquisition and operation of firms offering hospitality services such as lodging, food and beverage in Europe, especially Italy. The Company was incorporated in Nevada on September 6, 2000 by its incorporator, Innovation International, Inc. (Innovation). Wholly-owned DMI holds the 25 year exclusive license to franchise, construct, acquire, own, operate, and manage hotels in Italy, San Marino and Vatican City under the Days Inn and related Days trademarks. The license agreement rights were acquired by DMI from Cendant Global Services B.V. in June 2000 for $450,000 cash and shares of capital in DMI totaling approximately $450,000.

BUSINESS COMBINATIONS

Pursuant to a Reorganization Plan and Agreement dated as of December 31, 2000, the Company and Innovation agreed to distribute 1,000,000 shares of the Company's common stock to Innovation's stockholders and to issue 9,000,000 shares of the Company's common stock in exchange for 98% of Hospitalia, S.r.L., an Italian limited company (S.r.L.).

Pursuant to Amendments effective on July 31, 2001 the Company has agreed to issue and distribute a total of 2,483,728 shares and an equal number of common stock purchase warrants to the Innovation stockholders. In addition the Company has issued an additional 13,353,548 shares and exchanged its 98% of Hospitalia S.r.L. for 100% of the common stock of Days Master Italia, SpA.

Actual distribution pursuant to the Company's obligation to distribute 2,483,728 shares of its common stock and 2,483,728 warrants to the Innovation stockholders is not contingent, not rescindable and not in any way subject to reversal, but may be delayed only until a registration statement on SEC form SB-2 to be filed in connection therewith has become effective. For financial statement reporting purposes the 2,483,728 shares are shown as outstanding and issuable at April 30, 2003. The warrants, when issued, will be exercisable at a price of $2.00 per share until expiration on June 30, 2006. U.S. generally accepted accounting principles require that the warrants, when issued, be classified as equity and accreted to the estimated redemption value. The Company has not assigned any initial value or any accretion inasmuch as their market value is zero.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company, and Days Master Italia S.p.A. All significant intercompany transactions have been eliminated.

HOSP-ITALIA INDUSTRIES, INC.
AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2003

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

CHANGE IN REPORTING ENTITY

In July 2001, pursuant to an Amendment to the original Reorganization Agreement, the Company divested its 98% interest in Hospitalia S.r.L. (which had owned 54.5% of ABC Alliance, in turn the owner of 38% of DMI) in exchange for indebtedness of Hospitalia S.r.L. which was subsequently redeemed by delivery to the Company of 100% of the outstanding stock of DMI. As a result of those transactions, Hosp-Italia Industries, Inc. is a changed entity. All partial and indirect ownership entities and their related minority interests have been removed from the Company's books and replaced by one wholly owned subsidiary, DMI. Prior to the change, DMI was approximately 20% owned while Hospitalia S.r.L. was 98% owned. Subsequent to the change, the Company owns 100% of DMI and does not have an ownership interest in Hospitalia S.r.L.

ACCOUNTING BASIS

The Company prepares its financial statements on the accrual basis of accounting.

The Company, per FASB Statement No. 7, is properly accounted for and reported as a development stage enterprise. Substantially all of the Company's efforts since its formation have been devoted to establishing its new business. No significant revenue has been earned as of the balance sheet date. Operations have been devoted to raising capital and the acquisition of properties.

ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

NEW PRONOUNCEMENTS

In June 2002, the FASB issued Statement 146, Accounting for Costs Associated with Exit or Disposal Activities. This Statement will be effective after April 30, 2003. The Company does not believe that the adoption of this pronouncement will have a material effect on its financial statements.

In October 2002, the FASB issued Statement 147, Acquisitions of Certain Financial Institutions. This Statement will be effective October 1, 2002, but will have no effect on the Company's financial statements.

HOSP-ITALIA INDUSTRIES, INC.
AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2003

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In December 2002, the FASB issued Statement 148, Accounting for Stock Based Compensation, an amendment of FASB 123. This statement will be effective for the fiscal year ended April 30, 2003.

ACCOUNTS RECEIVABLE

The Company provides for uncollectible accounts receivable using the allowance method of accounting for bad debts. Under this method of accounting, a provision for uncollectible accounts is charged to earnings. The allowance account is increased or decreased based on past collection history and management's evaluation of accounts receivable. All amounts considered uncollectible are charged against the allowance account and recoveries of previously charged off accounts are added to the allowance.

REVENUE RECOGNITION

The Company recognizes revenue as earned under the terms of the related agreements and contracts. Revenues consist of amounts earned under consulting agreements.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less, when acquired, to be cash equivalents.

INTANGIBLE ASSETS

Intangible assets refer to franchising rights and other items with finite lives which are amortized on the straight line method over estimated useful life ranging from 3 to 25 years. Useful lives of intangible assets are based on independent appraisals, agreements or internal estimates.

DMI holds the 25 year exclusive license to franchise, construct, acquire, own, operate, and manage hotels in Italy, San Marino, and Vatican City under the Days Inn and related Days trademarks.

The Company continually reviews these assets to evaluate whether events or changes have occurred that would suggest an impairment of carrying value. An impairment loss would be recognized when expected future operating cash flows are lower than carrying value. During the years ended April 30, 2003 and 2002, the Company recognized impairment of $92,234 and $-0-, respectively.

HOSP-ITALIA INDUSTRIES, INC.
AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2003

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Assets are depreciated using the straight-line method over their estimated useful lives which range from 5 to 7 years.

Maintenance and repairs are charged to operations as incurred, and betterments of existing assets are capitalized.

Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. There has been no impairment recorded on long-lived assets in these financial statements.

FOREIGN CURRENCY TRANSLATIONS

The Company's operations of foreign locations in Italy were translated into U.S. dollars based on the current exchange rate at the balance sheet date and the weighted-average rate for the period of the statement of operations. The translation adjustment resulted in an unrealized gain of $98,016 for the period from May 1st, 2002 through April 30th, 2003, and is reflected as foreign currency translation adjustment in the statement of operations for the years then ended. All adjustments resulting from the translation of foreign currency financial statements are recorded and reported as a separate component of stockholders' equity. The company does not enter into hedge contracts, derivates, or interest rate swaps.

EARNING PER SHARE

Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share is computed considering the dilutive effect of stock options and warrants. Because of the net loss for the year, no shares resulting from the assumed exercise of options or warrants are added to the denominator because the inclusion of such shares would be antidilutive.

ADVERTISING

Advertising costs are expensed when incurred.

HOSP-ITALIA INDUSTRIES, INC.
AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2003

NOTE 2: PROPERTY AND EQUIPMENT

Property and equipment at April 30, 2003 consists of:

Furniture and equipment	$2,518
Less accumulated depreciation	(504)

$2,014

During the year ended April 30, 2003, the Company sold property and equipment for $24,306, resulting in a gain of $2,651. Depreciation expense for the year ended at April 30, 2003 and 2002 was $4,306 and $6,417, respectively.

NOTE 3: INTANGIBLE ASSETS

Intangible assets consists of the following:

Franchise agreement	$1,039,633
Other Items	741
1,040,374
Less Accumulated Amortization	(115,246)
$925,128

Amortization expense charged to operations for the year ended April 30, 2003 and 2002 was $41,061 and $38,398, respectively.

Future amortization on intangible assets with finite lives is approximately as follows:

2004	$40,000
2005	40,000
2006	40,000
2007	40,000
2008	40,000
Thereafter	725,128
Total	$925,128

In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets (SFAS 142)", the Company recognizes impairment losses when facts and circumstances indicate that the carrying amount of an asset may not be recoverable. In such cases, an impairment loss is recognized and measured as the amount by which the carrying value of the asset exceeds the fair value of the asset.

For the year ended April 30, 2003, the Company determined that the franchise agreement was impaired. The Company wrote down the value of the franchise agreement and charged operations $111,593.

HOSP-ITALIA INDUSTRIES, INC.
AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2003

NOTE 4: NOTES PAYABLE

Notes payable at April 30, 2003 consists of non-interest bearing, unsecured notes payable to stockholders and is due on demand. The discount is based on imputed interest rate of 3%. The imputed interest payable is included in accrued liabilities-related parties.

During the year ended April 30, 2003, Hosp-Italia Industries Inc.'s Stockholders converted $403,891 of notes payable – related parties into additional paid-in capital.

As of April 30, 2003, notes payable – related parties consist of:

Bezzi Lidiana	$21,259
Alice Cesaretti	28,407
Andrea Cesaretti	28,407
Total	78,073
Less unamortized discount	(3,733)
$74,340

NOTE 5: RELATED PARTY TRANSACTIONS

The Company's wholly-owned subsidiary, DMI, is obligated to the Company's President, and/or members of his family in Italy pursuant to notes payable issued since 2000 in the amount of $74,340. In addition, the President or companies controlled by the President have advanced Hosp-Italia Industries Inc, a total of $214,457 as of April 30, 2003. These advances have arisen in pursuit of the President's plan and/or members of his family to supply working capital to the Company from time-to-time.

The Company's Chief Financial Officer (CFO) has advanced Hosp-Italia Industries, Inc $2,685 as of April 30, 2003 in connection with the Company's need for working capital assistance from time-to-time.

The Company is indebted to the President and CFO for accrued and unpaid salaries in the aggregate amount of $160,464 as of period end. Subsequent to year end, the Company continued to accrue salaries payable to the two named officers in the aggregate amount of $11,000 per month.

Receivables from related parties of $40,766 are amounts due from companies controlled by the Company's President for services rendered.

HOSP-ITALIA INDUSTRIES, INC.
AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2003

NOTE 5: RELATED PARTY TRANSACTIONS (Continued)

In addition, at April 30, 2003 DMI had accrued $69,585 in compensation for officers and directors of the corporation.

During the year ended April 30, 2003, note holders contributed $403,891 of notes payable to the Company. In addition, amounts due to former directors under accrued compensation agreements totalling $224,373 were contributed to the Company. The result of these transactions was to increase additional paid in capital by $403,891 and $224,373, respectively.

NOTE 6: GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a development stage company with no significant revenues and a working capital deficiency of $525,816 as of April 30, 2003. The Company is actively pursuing a plan to develop a hotel chain in Italy under the Days Inn name. The Company's operating plan includes a detail strategy for location and establishment selection. Management has based hotel development and projections on the following determinations, among other things: (a) anticipation economic growth of the European Union leading to a positive impact on employment and increased international travel, (b) tourist flows, (c) improved hotel supply, (d) expansion of integrated hotel supply, (e) analysis of competitors, (f) occupancy indices showing good financial performance and anticipated returns on investments. Absent new sources of financing, or if the Company does not significantly improve its operating performance, the Company will not have sufficient funds to meet its current obligations over the next twelve months and will be unable to pursue expansion of business activities. The current uncertainties surrounding the sufficiency of its future cash flows, significant revenues, and the lack of firm commitments for additional capital raise substantial doubt about the ability of the Company to continue as a going concern.

Since inception, the Company has relied upon its President and largest stockholder, for working capital which he has advanced as required. The Company believes that future advances from the President will adequately cover its capital requirements during the next eighteen months.

HOSP-ITALIA INDUSTRIES, INC.
AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2003

NOTE 7: COMMITMENTS AND CONTINGENCIES

The Company must meet certain requirements under the Days Inn Agreement. The Company must meet a development schedule which requires 3,000 rooms by 2025.

Failure to comply is a default for which the agreement may be terminated or modified to require a monthly supplement for each room less than the number required under the schedule.

NOTE 8: INCOME TAXES

The Company has adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" requires an asset and liability approach for financial accounting and reporting for income tax purposes. This statement recognizes (a) the amount of taxes payable or refundable for the current year and (b) deferred tax liabilities and assets for future tax consequences of events that have been recognized in the financial statements or tax returns.

The Company and Subsidiaries have elected to file separate returns and not file on a consolidated basis.

Deferred income taxes result from temporary differences in the recognition of accounting transactions for tax and financial reporting purposes. There were no material temporary differences at April 30, 2003, and accordingly, no deferred tax liabilities have been recognized for the period then ended.

NOTE 9: OPERATING LEASES

Operating leases include the Company office space in Milan. For the period ended April 30, 2003 rent expense was $ 18,713. On December 6th, 2002 the management of the Company's DMI subsidiary and the landlord had mutually agreed to terminate the contract for the office space in Milan with no extra cost. The operations of the company are actually conducted in the premises of one of the President's companies in Rimini which is not charging fees for this service until DMI earns revenues from franchising.

HOSP-ITALIA INDUSTRIES, INC.
AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2003

NOTE 10: SUBSEQUENT EVENT

On May 1st, 2003 an agreement with Metha Hotel Group Spa (Metha) came into effect, in which Metha has the right to develop five properties in five years branded "Days Inn". In accordance with Metha's plans the locations should be in major Italian cities where they are already present with properties managed under the "Holiday Inn" and "Express by Holiday Inn" brands.

The first franchising agreement came into effect on August 1st, 2003. It is related to the first property in Rimini, named "Days Inn Rimini South Beach Hotel", with 47 rooms.

On July 22nd, 2003 the owner of the brand "Days Inn" (Cendant) entered into an amendment of the Master Licence Agreement in order to fix the default of Days Master Italia Spa in the schedule of the number of rooms to be opened.

Subsequent to year end, the President or companies controlled by the President have advanced Hosp-Italia Industries Inc, an additional $100,973.

On March 1, 2004, DMI placed into effect a second franchise agreement under which a 38 room hotel became the second operating property under the master license agreement.

HOSP-ITALIA INDUSTRIES, INC.
AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004

HOSP-ITALIA INDUSTRIES, INC.
AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED FINANCIAL STATEMENTS
Consolidated Balance Sheet	F-16
Consolidated Statement of Operations	F-17
Consolidated Statement of Stockholders Equity	F-18
Consolidated Statement of Cash Flows	F-19
Notes to Financial Statements	F-20 to F-30

HOSP-ITALIA INDUSTRIES, INC.
AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEET

MARCH 31, 2004

ASSETS

CURRENT:
Cash and cash equivalents	17,976
Other receivable - related parties	14,074
Other current assets	7,405
Prepaid expenses	10,246

Total Current Assets	49,701

LONG - TERM:
Intangible assets, net	953,056
Property and Equipment, net	1,553

Total Long Term	954,609

TOTAL ASSET:	$1,004,310

LIABILITY AND STOCKHOLDERS'EQUITY

CURRENT:
Accounts payable - Trade	63,581
Other current liabilities	21,475
Advances from officer's and affiliates	322,539
Notes Payable - Related Parties (less unamortized discount of $ 880)	38,922
Accrued liabilities - related parties	310,834

Total current liabilities	757,351

STOCKHOLDERS' EQUITY
Common stock par value $.001,50,000,000shares authorized,
22,353,548 issued, 2,483,728 issuable, 24,837,276outstanding	24,838
Additional paid in capital	1,444,226
Deficit accumulated during the current period(deficit)	(1,362,175)
Accumulated other comprehensive income	140,070

Total Stockholders' Equity	246,959

TOTAL LIABILITY AND STOCKHOLDERS'EQUITY	$1,004,310

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

F-16

HOSP-ITALIA INDUSTRIES, INC.
AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED FINANCIAL STATEMENTS

STATEMENT OF OPERATION

     FOR THE PERIOD FROM MAY 1, 2003 THROUGH MARCH 31, 2004 AND FROM SEPTEMBER 6, 2000 (INCEPTION) THROUGH MARCH 31, 2004

	From May 1, 2003	From inception
	Through	Through
	March 31, 2004	March 31, 2004

REVENUES	$21,550	$82,603

COST OF REVENUES	0	0

GROSS PROFIT	21,550	82,603

GENERAL AND ADMINISTRATIVE EXPENSES
Start up costs	0	6,950
Research and development expenses	0	18,670
Salaries and wages	127,731	536,216
Office expenses and supplies	0	13,410
Impairment of intangible assets	0	111,593
Depreciation and amortization expense	41,565	146,454
Professional fees	12,374	227,482
Equipment rental and maintenance	9,166	80,886
Other expenses	24,740	282,389

Total general and administrative expenses	215,576	1,424,050

OPERATING LOSS	$(194,026)	$(1,341,447)

OTHER INCOME (EXPENSE)	(21,563)	(23,380)

Gain on sales of fixed assets	0	2,652

NET INCOME (LOSS)	(215,589)	(1,362,175)

ACCUMULATED OTHER COMPREHENSIVE INCOME
Foreign currency translation gain (Loss)	61,222	140,070

COMPREHENSIVE INCOME	$(154,367)	$(1,222,105)

WEIGHTED AVERAGE SHARES OUTSTANDING-BASIC AND DILUTED	24,873,276	24,873,276

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

HOSP-ITALIA INDUSTRIES, INC.
AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED STATEMENT OF STOCKHOLDERS EQUITY

FOR THE PERIOD FROM SEPTEMBER 6, 2000 (INCEPTION) THROUGH MARCH 31, 2004

	Common Stock
			Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income
	Shares	Par Value

				(Loss)
Balance at September 6, 2000 (Inception)	0	0	0	0	0
Issuance of common stock	24,837,276	24,838	0	0	0
Additional Paid-in Capital	0	0	815,962	0	0
Deficit accumulated during the development stage	0	0	0	(143,341)	0
Accumulated Other Comprehensive Income	0	0	0	0	(7,413)

Balance at April 30, 2001	24,837,276	$24,838	$815,962	$(143,341)	(7,413)

Deficit accumulated during the current period	0	0	0	(518,039)	0
Accumulated Other Comprehensive Income	0	0	0	0	8,866

Balance at April 30, 2002	24,837,276	$24,838	$815,962	$(661,380)	$1,453

Deficit accumulated during the current period	0	0	0	(485,206)	0
Additional paid-in capital	0	0	628,264	0	0
Accumulated Other Comprehensive Income	0	0	0	0	77,395

Balance at April 30, 2003	24,837,276	$24,838	$1,444,226	$(1,146,586)	$78,848

Deficit accumulated during the current period	0	0	0	(215,589)	0
Additional paid-in capital	0	0	0	0	0
Accumulated Other Comprehensive Income	0	0	0	0	61,222

Balance at March 31, 2004	24,837,276	$24,838	$1,444,226	$(1,362,175)	$140,070

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

F-18

HOSP-ITALIA INDUSTRIES, INC.

AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENT OF CASH FLOWS

     FOR THE PERIOD FROM MAY 1, 2003 THROUGH MARCH 31, 2004 AND FROM SEPTEMBER 6, 2000 (INCEPTION) THROUGH MARCH 31, 2004

	From May 1, 2003	From inception
	Through	Through
	March 31, 2004	March 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(215,590)	$(1,362,175)

Adjustments to reconcile net income to net cash provided (used) byoperating activities
Depreciation and amortization expense	41,565	146,454
Impairment loss on intangible assets	0	92,234
Gain on sell of property and equipment	0	(2,651)
(Increase) Decrease in accounts receivables and other current assets	39,836	(8,666)
Increase (Decrease) in accounts payable and other liabilities	169,183	1,226,857

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	34,994	92,053

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of intangible assets	0	(494,991)
Purchase of equipment	0	(19,103)
Proceeds from disposal of fixed assets	0	26,085

NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	0	(488,009)

CASH FLOWS FROM FINANCING ACTIVITIES
Notes payable - Related Parties	(45,938)	343,357

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	(45,938)	343,357

EFFECT OF EXCHANGE RATE CHANGES ON CASH	20,287	70,575

NET INCREASE (DECREASE) IN CASH	9,343	17,976

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$8,633	0

CASH AND CASH EQUIVALENTS, END OF PERIOD	$17,976	$17,976

TAXES PAID		0

INTEREST PAID		0

NON CASH TRANSACTION:
Debt converted to equity	$403,891	$403,891
Accrued liabilities to Equity	$224,373	$224,373
Acquisition of DMI for common stock	$	$840,800

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

F-19

HOSP-ITALIA INDUSTRIES, INC.
AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

HOSP-ITALIA INDUSTRIES, INC.
AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Hosp-Italia Industries, Inc. (Company), through one wholly owned subsidiary, Days Master Italia, S.p.A. (DMI) provides consulting and other assistance in the acquisition and operation of firms offering hospitality services such as lodging, food and beverage in Europe, especially Italy. The Company was incorporated in Nevada on September 6, 2000 by its incorporator, Innovation International, Inc. (Innovation). Wholly-owned DMI holds the 25 year exclusive license to franchise, construct, acquire, own, operate, and manage hotels in Italy, San Marino and Vatican City under the Days Inn and related Days trademarks. The license agreement rights were acquired by DMI from Cendant Global Services B.V. in June 2000 for $450,000 cash and shares of capital in DMI totaling approximately $450,000.

BUSINESS COMBINATIONS

Pursuant to a Reorganization Plan and Agreement dated as of December 31, 2000, the Company and Innovation agreed to distribute 1,000,000 shares of the Company's common stock to Innovation's stockholders and to issue 9,000,000 shares of the Company's common stock in exchange for 98% of Hospitalia, S.r.L., an Italian limited company (S.r.L.).

Pursuant to Amendments effective on July 31, 2001 the Company has agreed to issue and distribute a total of 2,483,728 shares and an equal number of common stock purchase warrants to the Innovation stockholders. In addition the Company has issued an additional 13,353,548 shares and exchanged its 98% of Hospitalia SrL for 100% of the common stock of Days Master Italia, SpA.

Actual distribution pursuant to the Company's obligation to distribute 2,483,728 shares of its common stock and 2,483,728 warrants to the Innovation stockholders is not contingent, not rescindable and not in any way subject to reversal, but may be delayed only until a registration statement on SEC form SB-2 to be filed in connection therewith has become effective. For financial statement reporting purposes the 2,483,728 shares are shown as outstanding and issuable at March 31, 2004. The warrants, when issued, will be exercisable at a price of $2.00 per share until expiration on June 30, 2006. Generally accepted accounting principles require that the warrants, when issued, be classified as equity and accreted to the estimated redemption value. The Company has not assigned any initial value or any accretion inasmuch as their market value is zero.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company, and Days Master Italia S.P.A. All significant intercompany transactions have been eliminated.

HOSP-ITALIA INDUSTRIES, INC.
AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CHANGE IN REPORTING ENTITY

In July 2001, pursuant to an Amendment to the original Reorganization Agreement, the Company divested its 98% interest in Hospitalia S.r.L. (which had owned 54.5% of ABC Alliance, in turn the owner of 38% of DMI) in exchange for indebtedness of Hospitalia S.r.L. which was subsequently redeemed by delivery to the Company of 100% of the outstanding stock of DMI. As a result of those transactions, Hosp-Italia Industries, Inc. is a changed entity. All partial and indirect ownership entities and their related minority interests are removed from the Company's books and replaced by one wholly owned subsidiary, DMI. Prior to the change, DMI was approximately 20% owned while Hospitalia S.r.L. was 98% owned. Subsequent to the change, the Company owns 100% of DMI and does not have an ownership interest in Hospitalia S.p.A.

ACCOUNTING BASIS

The Company prepares its financial statements on the accrual basis of accounting.

The Company, per FASB Statement No. 7, is properly accounted for and reported as a development stage enterprise. Substantially all of the Company's efforts since its formation have been devoted to establishing its new business. No significant revenue has been earned as of the balance sheet date. Operations have been devoted to raising capital, and the acquisition of properties.

ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

NEW PRONOUNCEMENTS

In December 2002, the FASB issued Statement 148, Accounting for Stock Based Compensation, an amendment of FASB 123. This statement will be effective for the fiscal year ended April 30, 2003.

FASB Statement 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity became effective July 1, 2003 and establishes standards for how an issuer classifies and measures certain financial instruments with the characteristics of both liabilities and equity. The Company does not believe the adoption of this pronouncement will have a material effect on its financial statements.

HOSP-ITALIA INDUSTRIES, INC.
AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FASB Interpretation 46R – Consolidation of variable interest entities. This interpretation addresses consolidation by business enterprises of variable interest entities. The Company does not believe the adoption of this interpretation will have a material effect on its financial statements.

ACCOUNTS RECEIVABLE

The Company provides for uncollectible accounts receivable using the allowance method of accounting for bad debts. Under this method of accounting, a provision for uncollectible accounts is charged to earnings. The allowance account is increased or decreased based on past collection history and management's evaluation of accounts receivable. All amounts considered uncollectible are charged against the allowance account and recoveries of previously charged off accounts are added to the allowance.

REVENUE RECOGNITION

The Company recognizes revenue as earned under the terms of the related agreements and contracts. Revenues for the eleven months ending March 31, 2004 consist of $21,550 including:

- Initial fees $11,954: Franchise agreements require payment of a non-refundable Initial Fee upon execution of the related Franchise Agreement.

- Royalty $3,778: Franchise agreements require payment of royalties which are billed and recorded as income in the month the related transactions occur.

- Technology Assessment fee $2,517: Franchise Agreements require payment of this reservation system user fee monthly. The Company recognizes its revenue in the month of use of the system.

- Marketing contribution $2,519: Franchise Agreements require payment monthly of this fee to defray the Company's marketing costs. The Company recognizes the revenue in the month the related transactions occur.

- Reservation fee $611: Franchise Agreements require this monthly fee for reservation services. Company recognizes the revenue in the month the reservation takes place.

Revenues for the eleven months ending March 31, 2004 include additional miscellaneous income in the amount of $171.

HOSP-ITALIA INDUSTRIES, INC.
AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less, when acquired, to be cash equivalents.

INTANGIBLE ASSETS

Intangible assets refer to franchising rights and other items with finite lives which are amortized on the straight line method over estimated useful life ranging from 3 to 25 years. Useful lives of intangible assets are based on independent appraisals, agreements or internal estimates.

DMI holds the 25 year exclusive license to franchise, construct, acquire, own, operate, and manage hotels in Italy, San Marino, and Vatican City under the Days Inn and related Days trademarks.

The Company continually reviews these assets to evaluate whether events or changes have occurred that would suggest an impairment of carrying value. An impairment loss would be recognized when expected future operating cash flows are lower than carrying value.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Assets are depreciated using the straight-line method over their estimated useful lives which range from 5 to 7 years.

Maintenance and repairs are charged to operations as incurred, and betterments of existing assets are capitalized.

Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. There has been no impairment recorded on long lived assets in these financial statements.

FOREIGN CURRENCY TRANSLATIONS

The Company's operations of foreign locations in Italy were translated into U.S. dollars based on the current exchange rate at the balance sheet date and the weighted-average rate for the period of the statement of operations. The translation adjustment resulted in an unrealized gain of $ 61,222 for the period from May 1st, 2003 through March 31st, 2004, and is reflected as foreign currency translation adjustment in the statement of operations for the years then ended. All adjustments resulting from the translation of foreign currency financial statements are recorded and reported as a separate component of stockholders' equity. The company does not enter into hedge contracts, derivates, or interest rate swaps.

HOSP-ITALIA INDUSTRIES, INC.
AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Four different exchange rates were used to translate the Italian Financial Statements of Days Master Italia S.p.A. from Euro to Dollars. The use of these different exchange rates, according to US GAAP (FASB 52), is reflected in a separate component of the Stockholders' Equity named "Other accumulated comprehensive income".

In particular the exchange rates used are the following:

	Exchange rate	Exchange rate
	used at 03.31.04	used at 04.30.03

Capital Stock (exchange rate as of September 4th ,2000)	0.9000	0.9000

Additional paid in Capital and for all the other balance sheet items	1.2224	1.1131

Income (Loss) from the previous period through April 30, 2002	0.9149	0.9149

Income (Loss) for the period from May 1 st , 2002 through April 30, 2003	1.0108	1.0108

Revenues and costs of the current period	1.1835	1.0108

The item "Other accumulated comprehensive income" is included in both of the stockholders' equity and in the statement of operation and loss. The difference between the two amounts results from presentation in the statement of operation and loss of the changes in the amount occurring during the period ending March 31st, 2004, while in the stockholders' equity it represents the total value at the date of the balance sheet. A summary of the changes in that item is explained below:

Date	Accumulated other comprehensive income
(Amount in U.S.$)
Period from Inception through	$(7,413)
04/30/01
Period from 05/01/2001	$8,866
through 04/30/2002
Total as of April 30, 2002	$1,453
Period from 05/01/2002
through 04/30/2003	$77,395
Total as of April 30th , 2003	$78,848
Period from 05/01/2003
through 03/31/2004	$61,222
Total as of March 3st , 2004	$140,070

HOSP-ITALIA INDUSTRIES, INC.
AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

EARNING PER SHARE

Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share is computed considering the dilutive effect of stock options and warrants. Because of the net loss for the year, no shares resulting from the assumed exercise of options or warrants are added to the denominator because the inclusion of such shares would be antidilutive.

ADVERTISING

Advertising costs are expensed when incurred.

NOTE 2 PROPERTY AND EQUIPMENT

Property and equipment at March 31, 2004 consists of:

Furniture and equipment	$2,518
Less Accumulated Depreciations	(965)
$1,553

NOTE 3 INTANGILBLE ASSETS

During the year ended April 30, 2003, the Company sold property and equipment for $24,306, resulting in a gain of $2,651. Depreciation expense for the year ended at April 30, 2003, 2002 and 2001 was $4,306, $6,417 and $1,520 respectively. Amortization expense charged to operations for the period from May 1st, 2003 through March 31st, 2004 is $462.

The sum of this amortization expense and that of the intangible assets of the current period is $41,565, as it shown in the statement of operation and loss and in the statement of Cash Flow. This total amount has been calculated using the exchange rate which is the average rate of the period (1.1835), and is also used in the statement of operation and loss (please, see with Note 1).

Intangible assets consists of the following:

Franchise agreement	$1,141,719
Other Items	813
1,142,532
Less Accumulated Amortization	(189,476)
$953,056

Amortization expense charged to operations for the year ended April 30, 2003, 2002 and 2001 was $41,061, $38,398 and $13,187, respectively.

HOSP-ITALIA INDUSTRIES, INC.
AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004

Amortization expense charged to operations for the period from May 1st, 2003 through March 31st, 2004 is $ 41,103.

In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets (SFAS 142)", the Company recognizes impairment losses when facts and circumstances indicate that the carrying amount of an asset may not be recoverable. In such cases, an impairment loss is recognized and measured as the amount by which the carrying value of the asset exceeds the fair value of the asset.

For the year ended April 30, 2003, the Company determined that the franchise agreement was impaired. The Company wrote down the value of the franchise agreement and charged operations $ 111,593.

NOTE 4: NOTES PAYABLE

Notes payable at March 31st, 2004 consist of non-interest bearing, unsecured notes payable to stockholders and is due on demand. The discount is based on imputed interest rate of 3%. The imputed interest payable is included in accrued liabilities-related parties.

During the year ended April 30, 2003, Hosp-Italia Industries, Inc.'s Stockholders converted $ 403,891 of notes payable – related parties into additional paid-in capital.

As of March 31st, 2004 notes payable – related parties consist of:

Bezzi Lidiana	10,838
Cesaretti Alice	14,482
Cesaretti Andrea	14,482
Total	39,802
Less unamortized discount	(880)
$38,922

NOTE 5: RELATED PARTY TRANSACTIONS

The Company's wholly-owned subsidiary, DMI, is obligated to the Company's President, and/or members of his family in Italy pursuant to Notes Payable issued since 2000 in the amount of $38,922. In addition, the President or companies controlled by the President have advanced Hosp-Italia Industries Inc, a total of $315,430 as of March 31st, 2004. These advances have arisen in pursuit of the President's plan and/or members of his family to supply working capital to the Company from time-to-time.

HOSP-ITALIA INDUSTRIES, INC.
AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004

NOTE 5: RELATED PARTY TRANSACTIONS (CONTINUED)

The Company's Chief Financial Officer (CFO) has advanced Hosp-Italia Industries, Inc. $7,109 as of March 31st, 2004 in connection with the Company's need for working capital assistance from time-to-time.

The Company is indebted to the President and CFO for accrued and unpaid salaries in the aggregate amount of $210,757 as of period end. Subsequent to year end, the Company continued to accrue salaries payable to the two named officers in the aggregate amount of $11,000 per month.

Receivables from related parties of $14,074 are amounts due from companies controlled by the Company's President for services rendered and from others and in particular:

Hospitalia S.p.A.:	Euro 9,020
H2B S.r.l.	Euro 2,494
Euro 11,514 …….US$ 14,074 (rate 1.2224)

In addition, at March 31st, 2004 DMI had accrued $69,059 in compensation for officers', directors and auditors of the corporation.

During the year ended April 30, 2003, note holders contributed $403,891 of notes payable to the Company. In addition, amounts due to former directors under accrued compensation agreements totaling $224,373 were contributed to the Company. The result of these transactions was to increase additional paid-in capital by $403,891 and $224,373, respectively.

The first Franchising Agreement came into effect on August 1st, 2003. It is related to the first property in Rimini, named "Days Inn Rimini South Beach Hotel", with 47 rooms, four stars rated. This property is owned and managed by the Company's President and members of his family.

On March 1st, 2004 the second franchising agreement took effect for a hotel in Dozza (Bologna) consisting in 38 rooms. The hotel is managed by Hospitalia Spa, a company controlled by the Company's President that is also part of the said second franchising agreement as franchisee.

NOTE 6: GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a development stage company with no significant revenues and a working capital deficiency of $ 707,650 at March 31st, 2004.

The Company is actively pursuing a plan to develop a hotel chain in Italy under the Days Inn name. The Company's operating plan includes a detail strategy for location and establishment selection. Management has based hotel development and projections on the following

HOSP-ITALIA INDUSTRIES, INC.
AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004

NOTE 6: GOING CONCERN (CONTINUED)

determinations, among other things: (a) anticipation economic growth of the European Union leading to a positive impact on employment and increased international travel, (b) tourist flows, (c) improved hotel supply, (d) expansion of integrated hotel supply, (e) analysis of competitors, (f) occupancy indices showing good financial performance and anticipated returns on investments. Absent new sources of financing, or if the Company does not significantly improve its operating performance, the Company will not have sufficient funds to meet its current obligations over the next twelve months and will be unable to pursue expansion of business activities. The current uncertainties surrounding the sufficiency of its future cash flows, significant revenues, and the lack of firm commitments for additional capital raise substantial doubt about the ability of the Company to continue as a going concern.

Since inception, the Company has relied upon its President and largest stockholder, for working capital which he has advanced as required. The Company believes that future advances from the President will adequately cover its capital requirements during the next eighteen months.

NOTE 7: COMMITMENTS AND CONTINGENCIES

The Company must meet certain requirements under the Days Inn Agreement. The Company must meet a development schedule which requires 3,000 rooms by 2025.

Failure to comply is a default for which the agreement may be terminated or modified to require a monthly supplement for each room less than the number required under the schedule.

On May 1st, 2003 an agreement with Metha Hotel Group Spa came into effect. Metha is one of the biggest management company in Italy. Under that agreement they have the right to develop five properties in five years branded "Days Inn". In accordance with the Metha's plans the location should be the Italian major cities where they are already present with properties managed under the "Holiday Inn" and "Express by Holiday Inn" brands.

On July 22nd, 2003 the owner of the brand "Days Inn" (Cendant) entered into an amendment of the Master Licence Agreement in order to fix the default of Days Master Italia Spa in the schedule of the number of rooms to be opened.

HOSP-ITALIA INDUSTRIES, INC.
AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2004

NOTE 8: INCOME TAXES

The Company has adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" requires an asset and liability approach for financial accounting and reporting for income tax purposes. This statement recognizes (a) the amount of taxes payable or refundable for the current year and (b) deferred tax liabilities and assets for future tax consequences of events that have been recognized in the financial statements or tax returns.

The Company and Subsidiaries have elected to file separate returns and not file on a consolidated basis.

Deferred income taxes result from temporary differences in the recognition of accounting transactions for tax and financial reporting purposes. There were no material temporary differences at March 31st, 2004, and accordingly, no deferred tax liabilities have been recognized for the period then ended.

NOTE 9: SUBSEQUENT EVENTS

At the date of this report, June 16, 2004 there have been no material events since the balance sheet date.

Part II
Information not Required in the Prospectus

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Articles of Incorporation of the Registrant waive the personal liability of a director or officer for damages for breach of fiduciary duty except for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of distributions in violation of Section 78.300 of the Nevada General Corporation Law ("NGCL") which concerns wrongful distributions to shareholders.

While the Articles provide directors and officers with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, the Articles will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's or officer's breach of his or her duty of care.

The Articles and By-Laws provide for indemnification of the directors and officers of the Registrant to the fullest extent legally permitted by the laws of the State of Nevada, as then in effect. The indemnification rights conferred by the By-Laws are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. The Registrant will also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers and will enter into an indemnification agreement with each of its directors. Under its form of indemnification agreement, the Registrant agrees to indemnify its directors against all expenses, liability or losses incurred by the directors in their capacity as such: (i) to the fullest extent permitted by applicable law; (ii) as provided in the By-Laws as in effect on the date of such agreement; and (iii) in the event the Registrant does not maintain the aforementioned insurance or comparable coverage, to the full extent provided in the applicable policies as is in effect on the date of such agreement (the Registrant's obligations described in (ii) and (iii) being subject to certain exceptions). Contractual rights under such indemnification agreements are believed to provide the directors more protection than the By-Laws, which are subject to change.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of a small business issuer (the Registrant) pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by the Registrant in connection with the securities being registered are as follows:

Accounting fees and expenses	$16,125.00
Blue Sky fees and expenses	$4,000.00
Legal fees and expenses	$30,000.00
Printing expenses	$1,000.00
Postage and miscellaneous expenses	$1,500.00
Registration Fee	$1,307.82

Total	$53,932.82

UNDERTAKINGS

TheRegistrant will:

(1) File, during any period in which it offersor sells securities, a post-effective amendmentto this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offereing of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain undistributed at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

On March 23, 2001, Registrant issued 9,000,000 shares of its Common Stock to Andrea Cesaretti and members of his family, who were owners of 98% of Hospitalia, S.R.L. At the time, Hospitalia S.R.L. indirectly owned 20.5 % of Days Master. An additional 13,483,728 shares were issued to the direct owners of Days Master who had previously sold all their shares to Hospitalia S.R.L. on July 31, 2001. These two issues were made without registration under the Securities Act of 1933 pursuant to an exemption provided for by that Act. Section 4(2) provides that transactions by an issuer not involving a public offering are exempted transactions. The Registrant relied upon that exemption as (1) the recipients of the issues totaled only 13 in number, (2) they are sophisticated investors who acquired the stock for their own account and not with a view to distribution, (3) there was no advertisement or public offering, (4) there were no underwriters, brokers, or dealers involved and (5) acquirors are fully knowledgeable of the Registrant's proposed operations. The certificates representing those shares bear legends stating they may not be offered, sold or otherwise transferred except pursuant to an effective registration statement under the Act or an exemption from such registration requirements.

INDEX TO EXHIBITS

                The following Exhibits are filed as a part of this Registration Statement:

Exhibit No.	Description	Page No.

2.1	Reorganization Plan and Agreement	*

2.2	Amendment to Reorganization Plan and Agreement	*

2.3	Amendment II to Reorganization Plan and Agreement	**

3.1	Articles of Incorporation	*

3.2 (a)	By-Laws	*

3.2 (b)	Amendment to By-Laws	**

4.1	Specimen Stock Certificate	*

4.2	Form of Warrant (Revised)	***

5	Opinion of Griffith, McCague & Fernsler, P.C. as to the legality of the Shares	****

10.1	Cendant License Agreement	*

10.2	Approval by Cendant to the Assignment of License Agreement to Registrant	*

10.3	Assumption and Amendment Agreement	**

10.4	Guaranty and Assumption Agreement	**
10.5	Franchise Agreement for Rimini hotel (Revised)	****

10.6	Agreement with Metha Hotel Group SpA	***

10.7	Amendment to Cendant License Agreement (Exhibit 10.1)	***

10.8	Franchise Agreement for Bologna hotel	****
(Revised)
21	Subsidiaries (Revised)	**

23.1	Consent of Sprouse & Anderson, Auditors	***

23.2	Consent of Griffith, McCague & Wallace, P.C. (contained in Exhibit 5 above)	****

24	Power of Attorney	*

II-4

    * Incorporated by reference to Registration Statement on Form SB-2 (No. 333-73660) filed on November 16, 2001.

  ** Incorporated by reference to Registration Statement on Form SB-2 (No. 333-73660), Amendment No. 1 filed on September 6, 2002.

 ***Incorporated by reference to Registration Statement on Form SB-2 (No. 333-73660), Amendment No. 3 filed on April 6, 2004.

**** Filed herewith

Signatures

                Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, being duly authorized, in the City of Pittsburgh, Pennsylvania on July 6, 2004.

Hosp-Italia Industries, Inc.

By:	*s/ Charles B. Jarrett, Jr.

Name:	Andrea Cesaretti

Title:	President and Chief Executive Officer
Date:	July 6, 2004

                Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

*
Andrea Cesaretti	Director, President and
	Chief Executive Officer	July 6, 2004

*
Frank G. Wright	Director, Executive Vice
President and Chief
	Financial Officer and	July 6, 2004
`	Chief Accounting Officer

*By:	s/ Charles B. Jarrett, Jr.

Charles B. Jarrett, Jr.
Attorney-in-Fact

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